Exhibit 99.3
MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, AND SECURITY
AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING
FROM
QUICKSILVER RESOURCES INC.,
a Delaware corporation

TO
CREDIT SUISSE, Cayman Islands Branch,
as Trustee and Collateral Agent for the Secured Parties defined herein
Dated as of August 8, 2008

“A CARBON, PHOTOGRAPHIC, FACSIMILE, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.”
“THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.”
“THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES AND COVERS PROCEEDS OF MORTGAGED PROPERTY. THIS INSTRUMENT ALSO SECURES OTHER AMOUNTS PROVIDED HEREIN AND AT LAW. THIS INSTRUMENT SECURES AN OBLIGATION THAT MAY INCREASE OR DECREASE FROM TIME TO TIME.”

“THIS INSTRUMENT IS A FIXTURE FILING.”
“THIS INSTRUMENT COVERS MINERALS, INCLUDING OIL AND GAS. THE OIL AND GAS INTERESTS INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.”
“THOSE PORTIONS OF THE MORTGAGED PROPERTY WHICH ARE MINERALS OR OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING, WITHOUT LIMITATION, OIL AND GAS), AND THE ACCOUNTS RELATING THERETO, WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A HERETO, AND THIS INSTRUMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.”

“THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, WHICH IS DESCRIBED IN EXHIBIT A HERETO.”
“THIS INSTRUMENT, WHICH COVERS AS-EXTRACTED COLLATERAL AND GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN, SHALL BE FILED AS A FIXTURE FILING WITH RESPECT TO ALL FIXTURES INCLUDED IN THE PROPERTY, AND IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE COUNTIES AND/OR RECORDING DISTRICTS REFERENCED IN EXHIBIT A HERETO.”
“A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES, A POWER OF SALE MAY ALLOW THE COLLATERAL AGENT AND THE TRUSTEE (AS SUCH TERMS ARE HEREINAFTER DEFINED) TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR (AS HEREINAFTER DEFINED) UNDER THIS MORTGAGE.”
WARNING: THIS MORTGAGE CONTAINS A POWER OF SALE AND UPON DEFAULT MAY IN CERTAIN STATES BE FORECLOSED NON-JUDICIALLY PURSUANT TO SUCH POWER OF SALE. IN NON-JUDICIAL FORECLOSURE, NO HEARING IS REQUIRED AND THE ONLY NOTICES REQUIRED UNDER EXISTING LAW ARE THOSE REQUIRED BY TEXAS PROPERTY CODE §51.002 AND AS OTHERWISE REQUIRED HEREUNDER.
THIS INSTRUMENT WAS PREPARED BY AND
WHEN RECORDED AND/OR FILED
RETURN TO:
Bracewell & Giuliani LLP
711 Louisiana St.
South Tower Pennzoil Place, Suite 2300
Houston, Texas 77002
Attention: Dale D. Smith

EXHIBIT 99.3
     THIS MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING, dated as of August 8, 2008 (this “Mortgage”), is from QUICKSILVER RESOURCES INC., a Delaware corporation (the “Mortgagor”), to CREDIT SUISSE, Cayman Islands Branch (“Credit Suisse”), in its capacity as Trustee and Collateral Agent (in such capacity, together with its successors and assigns in such capacity, referred to herein as the “Trustee” or the “Collateral Agent”, as applicable) for each of the Secured Parties (hereinafter defined).
     1. The Mortgagor, contemporaneously with the execution hereof, is entering into that certain Credit Agreement, dated as of August 8, 2008 (together with all amendments, supplements, restatements and other modifications, if any, from time to time thereafter made thereto, the “Credit Agreement”), among the Mortgagor, the Lenders from time to time party thereto and Credit Suisse, as Administrative Agent, pursuant to which the Lenders have extended Commitments to make Loans to the Mortgagor.
     2. The Mortgagor is a party to the Existing Senior Notes Indenture which provides that the Mortgagor and the other Loan Parties may not create, incur or suffer to exist Liens on the Collateral created under the Security Documents unless such Liens are “Permitted Liens” under and as defined in the Existing Senior Notes Indenture or, contemporaneously with the incurrence of such Liens, effective provision is made to secure the Existing Senior Notes Obligations equally and ratably with the indebtedness secured by such Liens for so long as such indebtedness is so secured.
     3. It is a condition precedent to the making of Loans to the Mortgagor under the Credit Agreement that the Mortgagor execute and deliver this Mortgage.
     4. The Mortgagor has duly authorized the execution, delivery and performance of this Mortgage.
     5. It is in the best interests of the Mortgagor to execute this Mortgage inasmuch as the Mortgagor will derive substantial direct and indirect benefits from the Loans and other financial accommodations from time to time made to the Mortgagor by the Lenders pursuant to the Credit Agreement.
     6. Capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. For all purposes of this Mortgage, unless the context otherwise requires:
     A. “Combined Loan Documents” means the Loan Documents and the Existing Senior Notes Documents.
     B. “Contingent Obligations” means contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made.
     C. “Excluded Collateral” means (a) any vehicles, or any equipment the ownership of which is evidenced by certificate(s) of title, now or hereafter owned by the Mortgagor, (b) any Hedging Agreements to which the Mortgagor is now or hereafter party, or any computer and software licenses, now or hereafter held by the Mortgagor, that are nonassignable by their terms without the consent of the other party or parties thereto or the licensor or sublicensor thereof, as applicable (other than to the extent that such terms would be rendered ineffective pursuant to the U.C.C., including, but not limited to, Sections 9-406, 9-407, 9-408 or 9-409 of the U.C.C. (or any successor provision or provisions) of any relevant jurisdiction and other than to the extent all necessary consents to creation, attachment and perfection of the Collateral Agent’s Liens thereon have been obtained) and, in any event, immediately upon the ineffectiveness, lapse or termination of such terms or the obtainment of such consents, such Hedging Agreements or licenses shall cease to constitute Excluded Collateral, (c) any Pledged Collateral as defined in the Pledge Agreement, (d) any voting Equity Interests in a Foreign Subsidiary to the extent such Equity Interests represent more than 65% of the total combined voting power of all classes of voting Equity Interests of such Foreign Subsidiary, and (e) property subject to Liens permitted by clause (o) of the definition of “Permitted Encumbrances” in the Credit Agreement solely in the event and to the extent that a grant or perfection of a Lien in favor of the Collateral Agent on any such property is prohibited by or results in a breach or termination of, or constitutes a default under, the documentation governing such Liens or the obligations secured by such Liens (other than to the extent that such terms would be rendered ineffective pursuant to the U.C.C. including, but not limited to, Sections 9-406, 9-407, 9-408 or 9-409 of the U.C.C. (or any successor provision or provisions) of any relevant jurisdiction and other than to the extent all necessary consents to creation, attachment and perfection of the Collateral Agent’s Liens thereon have been obtained) and, in any event, immediately upon the ineffectiveness, lapse or termination of such terms or the obtainment of such consents, such property shall cease to constitute Excluded Collateral, and (ii) any personal property lease, contract, permit, license, franchise or letter of credit right solely (A) with respect to contracts and other agreements to the extent entered into prior to the date hereof and (B) in the event and to the extent that a grant or perfection of a Lien on such personal property lease, contract, permit, license, franchise or letter of credit right is prohibited by law or results in a breach or termination of, or constitutes a default under, any such personal property lease, contract, permit, license, franchise or letter of credit right (other than to the extent that such law or terms would be rendered ineffective pursuant to the U.C.C. including, but not limited to, Sections 9-406, 9-407, 9-408 or 9-409 of the U.C.C. (or any successor provision or provisions) of any relevant jurisdiction and other than to the extent all necessary consents to creation, attachment and perfection of the Collateral Agent’s Liens thereon have been obtained) and, in any event, immediately upon the ineffectiveness, lapse or termination of such law or terms or the obtainment of such consents, such personal property lease, contract, permit, license, franchise or letter of credit right shall cease to constitute Excluded Collateral.
     D. “Existing Senior Notes Obligations” means “Indebtedness” (as defined in the Existing Senior Notes Indenture as in effect on the date hereof) due with respect to the Existing Senior Notes.
     E. “Existing Senior Notes Secured Parties” has the meaning given to the term “Holders”, as defined in the Existing Senior Notes Indenture as in effect on the date hereof.

     F. “First Lien Obligations” has the meaning given to such term in the Intercreditor Agreement.
     G. “Hydrocarbons” means oil, gas, casinghead gas, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, and all products refined or separated therefrom.
     H. “Intercreditor Agreement” means the Intercreditor Agreement dated as of August 8, 2008, among the Mortgagor, the other Loan Parties, JPMorgan Chase Bank, N.A., as the First Lien Collateral Agent (as defined therein), and Credit Suisse, Cayman Islands Branch, as the Second Lien Collateral Agent (as defined therein).
     I. “lands described in Exhibit A” shall (a) include any lands which are either (i) described in Exhibit A or the description of which is incorporated in Exhibit A by reference to another instrument or document, or (ii) now or hereafter unitized or pooled with lands which are either described in Exhibit A or the description of which is incorporated into Exhibit A by reference and (b) exclude lands which are expressly excluded (if any) from Exhibit A.
     J. “Mortgaged Property” means the properties, rights and interests hereinafter described and defined as the Mortgaged Property.
     K. “Oil and Gas Leases” means oil, gas and mineral leases, subleases and assignments thereof and operating rights, and shall also include subleases and assignments of operating rights.
     L. “Operating Equipment” means all surface or subsurface machinery, goods, equipment, fixtures, facilities, supplies or other property of whatsoever kind or nature now or hereafter located on or under any of the lands described in Exhibit A which are useful or required for or in connection with the operation or maintenance (including, without limitation, for the production, gathering, treatment, processing, storage and transportation of Hydrocarbons) of the Mortgaged Property or any portion thereof or related to the Mortgaged Property or any portion thereof or used in connection therewith, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, tubular goods, rods, pumping units and engines, christmas trees, platforms, derricks, separators, compressors, metering equipment, gun barrels, flow lines, tanks, gas systems (for gathering, treatment or compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating disposal or injection), steam generation and injection equipment systems, power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, supervisory, control and data acquisition equipment and other control systems, roads, loading docks, loading racks and shipping facilities.
     M. “Permits” means all governmental authorizations, approvals, permits, variances, land use entitlements, consents, licenses, franchises and agreements now or hereafter required in connection with or applicable to the Mortgaged Property or any portion thereof or used in connection therewith (except to the extent that the granting of a Lien hereunder in the Mortgagor’s right, title and interest in any of the foregoing or the exercise of rights by the Trustee thereunder would violate the terms thereof or of any such Governmental Approval or would cause any of the foregoing to become void or voidable).
     N. “Production Sale Contracts” means contracts now in effect, or hereafter entered into by the Mortgagor, or entered into by the Mortgagor’s predecessors in interest, for the sale, purchase, exchange, gathering, transportation, treating or processing of Hydrocarbons produced from the lands described in Exhibit A attached hereto and made a part hereof (except to the extent that the granting of a Lien hereunder in the Mortgagor’s right, title and interest in any of the foregoing or the exercise of rights by the Trustee thereunder would violate the terms thereof or would cause any such contract to become void or voidable (except to the extent expressly provided in Part 4 of Article 9 of the Uniform Commercial Code (if applicable))).
     O. “Secured Obligations” means, collectively, the Term Obligations and the Existing Senior Notes Obligations
     P. “Secured Parties” means, collectively, the Term Secured Parties and the Existing Senior Notes Secured Parties.
     Q. “Term Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent (including in its capacity as the Collateral Agent hereunder), (c) each other Person to whom any of the Term Obligations (including indemnification obligations) is owed and (d) the successors and assigns of each of the foregoing.
     R. “Uniform Commercial Code” or “U.C.C.” shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas and each other State in which any Mortgaged Property is located, as the same shall be amended from time to time; and the terms “Account”, “As-Extracted Collateral”, “Certificated Security”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letters of Credit”, “Letter-of-Credit Rights”, “Proceeds”, “Securities”, “Securities Account”, “Security Entitlements”, “Supporting Obligations” and “Uncertificated Security” shall have the respective meanings assigned to such terms in the Uniform Commercial Code.
     7. The rules of construction set forth in Section 1.02 of the Credit Agreement shall also apply to this Mortgage, mutatis mutandis.
     NOW, THEREFORE, the Mortgagor, for and in consideration of the premises and of the debts and trusts hereinafter mentioned, does hereby GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, PLEDGE AND HYPOTHECATE, TRANSFER AND CONVEY unto the Trustee, in trust, WITH A POWER OF SALE, for the use and benefit of the Collateral Agent for the benefit of each Secured Party, all of the Mortgagor’s right, title, and interest, whether now owned or hereafter acquired, in and to all of the hereinafter described properties, rights, and interests; and insofar as such properties, rights and interests consist of Accounts, As-Extracted Collateral, Certificated Securities, Chattel Paper, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letters of Credit, Letter-of-Credit Rights, Securities, Securities Accounts, Security Entitlements, Supporting Obligations or Uncertificated Securities or any Proceeds of the foregoing or any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code, as in effect from time to time in the appropriate jurisdiction with respect to each of said properties, rights and interests (collectively, the “Collateral”), the Mortgagor hereby grants to said Trustee, for the use and benefit of the Collateral Agent for the benefit of each Secured Party, a security interest in the Collateral to the full extent of the Mortgagor’s legal and beneficial interest therein, whether now owned or hereafter acquired, namely:
     (a) the lands described in Exhibit A attached hereto, together with the Oil and Gas Leases, the fee, mineral, overriding royalty, royalty and other interests relating to the lands described in Exhibit A, all tenements, rights, easements, hereditaments, rights of way, servitudes, advantages, privileges, liberties, appendages and appurtenances now or hereafter belonging or in anywise appertaining to the lands described in Exhibit A (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all development rights, air rights, water, water rights, reservoir and reservoir rights, ditches and ditch rights, wells and well rights, water stock, coal and other substances of any kind or character underlying or relating to the lands described in Exhibit A; all estate, claim, demand, right, title or interest of the Mortgagor in and to any street, road, highway or alley (vacated or otherwise) adjoining the lands described in Exhibit A or any part thereof; all strips and gores belonging, adjacent or pertaining to the lands described in Exhibit A; and any after-acquired title to any of the foregoing (all of the foregoing is herein referred to collectively as the “Land”);
     (b) all pipeline, pipes, gathering systems, buildings, structures and improvements now or in the future located on the Land, all replacements, furnishings, fixtures, fittings, equipment, appliances, machinery, plant equipment, motors, boilers, engines, devices for the operation of pumps, all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment, all electrical and steam generating components, all electrical and/or steam interconnections, all transmission lines and pipes, all environmental control equipment, all ancillary structures, equipment and systems, and all other component parts, improvements and property located on the Land (collectively, the “Improvements”; the Land and the Improvements, collectively, the “Property”);
     (c) all minerals, oil, gas, and other Hydrocarbons which are in, on or under, upon, produced or to be produced from the Land in which the Mortgagor has an interest;
     (d) all other rights, titles, interests, estates, reversions, remainders and other claims in the Property, whether in law or in equity, that the Mortgagor now own or hereafter may acquire;

     (e) all rents, issues, profits, products, cash, payments, warranty proceeds, royalties, income and other benefits and amounts derived from the Property or the Mortgagor’s interest therein (collectively, the “Rents”);
     (f) all leases, subleases, subtenancies, occupancy agreements, licenses and concessions covering the Property or any portion thereof;
     (g) all right, title and interest of the Mortgagor in and to all options to purchase or lease the Property or any portion thereof or interest therein, and any and all rights of first offer or first refusal or other similar rights with respect thereto, and any and every greater estate in the Property;
     (h) all easements, appurtenances, tenements, hereditaments, privileges, franchises, appendages, rights-of-way, and all other rights now or hereafter appurtenant or otherwise related to the Property or any portion thereof or used in connection therewith or as a means of access thereto and/or egress therefrom or which are otherwise of benefit thereto or to the users thereof;
     (i) the presently existing and hereafter arising unitization, unit operating, communitization and pooling agreements and the properties covered and the units created thereby (including, without limitation, all units formed under orders, regulations, rules, approvals, decisions or other official acts of any federal, state or other governmental agency having jurisdiction) relating to the Property;
     (j) all the estate, interest, right, title, other claim or demand (and any and all proceeds) which the Mortgagor now has or may hereafter acquire as a result of or related to the taking by eminent domain, or by any proceeding or purchase in furtherance or in lieu thereof, of the whole or any part of the Property, including any awards resulting from a change of grade of streets and awards for severance damages;
     (k) all the estate, interest, right, title and other claim or demand (and any and all proceeds) which the Mortgagor now has or may hereafter acquire with respect to insurance in effect with respect to all or any part of the Mortgaged Property, including without limitation the right to receive proceeds attributable to the insurance loss of the Improvements;
     (l) all other estate, interest, right, title and other claim or demand (and any and all proceeds thereof) which the Mortgagor now has or may hereafter acquire against any Person with respect to any damage to all or any part of the Mortgaged Property, including damage arising from any defect in or with respect to the design or construction of all or any part of the Improvements and damage, injury or both resulting therefrom;
     (m) all deposits or other security or advance payments, including, without limitation, rental and premium payments made by or on behalf of the Mortgagor to others with respect to (i) insurance policies relating to all or any part of the Mortgaged Property, (ii) utility service for all or any part thereof, (iii) cleaning, maintenance, repair, or similar services for all or any part of the Mortgaged Property, (iv) refuse removal or sewer service for all or any part of the Mortgaged Property, (v) rental of equipment, if any, used in the operation by or on behalf of the Mortgagor of all or any part of the Mortgaged Property, and (vi) parking or similar services or rights afforded to all or any part of Mortgaged Property;
     (n) any and all liens and security interests in Hydrocarbons securing the payment of proceeds from the sale of Hydrocarbons, including but not limited to those liens and security interests provided by the statutes of Texas;
     (o) all Production Sale Contracts;
     (p) all Operating Equipment;
     (q) all Permits;
     (r) without duplication of any other provision of this granting clause, all other Accounts, As-Extracted Collateral, Certificated Securities, Chattel Paper, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letters of Credit, Letter-of-Credit Rights, Proceeds, Securities, Securities Accounts, Security Entitlements, Supporting Obligations or Uncertificated Securities arising from, or relating to, the properties and other interests described in Exhibit A;
     (s) any and all accessions and additions to, replacements and substitutions for, and proceeds and products of, the properties encumbered by this Mortgage; for purposes of this Mortgage, the term “proceeds” includes whatever is receivable or received when the property and estate referred to herein (or proceeds thereof) is sold, collected, exchanged or otherwise disposed, whether such disposition is voluntary or involuntary, and includes, all rights to payment, including return premiums with respect to any insurance relating thereto; and
     (t) any and all other property of every kind and nature from time to time hereafter, by delivery or by writing of any kind, conveyed, pledged, assigned or transferred as and for additional security hereunder by the Mortgagor or by anyone in its behalf to the Collateral Agent, which is hereby authorized to receive the same at any time as additional security hereunder;
together with any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all accounts, instruments, contracts, contract rights, options, nominee agreements, operating agreements, processing agreements, farmin agreements, farmout agreements, joint venture agreements, partnership agreements, exploration agreements, bottomhole agreements, dryhole agreements, support agreements, acreage contribution agreements, surface use and surface damage agreements, Hedging Agreements, insurance policies, title opinions, title abstracts, title materials and information, files, records, writings, data bases, information, systems, logs, well cores, fluid samples, production data and reports, well testing data and reports, maps, seismic and geophysical, geological and chemical data and information, interpretative and analytical reports of any kind or nature (including, without limitation, reserve studies and reserve evaluations), computer hardware and software and all documentation therefore or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software and/or documentation but excluding software licenses that are non-assignable by their terms without the consent of the other party or parties thereto or the licensor (or sublicensor) thereof, as applicable), trade secrets, trademarks, service marks and business names and the goodwill of the business relating thereto, copyrights, copyright registrations, unpatented inventions, patent applications and patents, rights-of-way, franchises, bonds, easements, servitudes, surface leases, permits, licenses, tenements, hereditaments, appurtenances, concessions, occupancy agreements, privileges, development rights, condemnation awards, claims against third parties, general intangibles, letters of credit and letter-of-credit rights, money, payment intangibles, rents, royalties, issues, profits, products, proceeds, distributions on, rights arising out of, returns of and from, and any and all claims and/or insurance payments arising out of the loss or non-conformity, or interference with the use of, defects or infringement of rights in, or damage to, in each case whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid items (a) through (t), inclusive, in this granting clause referenced, and all other things of value and incident thereto (including, without limitation, any and all liens, lien rights, security interests and other rights and interests) which the Mortgagor might at any time have or be entitled to, all of the aforesaid properties, rights and interests, together with any additions thereto which may be subjected to the lien and security interest of this Mortgage by means of supplements hereto, being hereinafter called the “Mortgaged Property”; provided, however, that, notwithstanding anything to the contrary contained herein, the Mortgaged Property shall not include, and the Collateral Agent and the Secured Parties shall not by virtue of this Mortgage have a Lien on, any Excluded Collateral.
     Subject, however, to (i) the restrictions, exceptions, reservations, conditions, limitations, interests and other matters, if any, set forth or referred to in the specific descriptions of such properties and interests in Exhibit A, (ii) the assignment of production contained in Article III hereof, but only insofar and so long as said assignment of production is not inoperative under the provisions of Section 3.5 hereof, and (iii) the condition that neither the Collateral Agent nor any of the other Secured Parties shall be liable in any respect for the performance of any covenant or obligation (including, without limitation, measures required to comply with Environmental Laws) of the Mortgagor in respect of the Mortgaged Property.
     TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee for the use and benefit of the Collateral Agent for the benefit of each Secured Party, to secure the payment in full in cash and performance of all the Secured Obligations. The Mortgaged Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of the Trustee to secure payment of the Secured Obligations (including the performance of the obligations of the Mortgagor herein contained) until full and final payment in cash of all the Term Obligations (other than Contingent Obligations) and, except to the extent permitted by the Credit Agreement, the Mortgagor is herein and hereby bound and obligated not to sell or alienate the Mortgaged Property to the prejudice of this act.

     The Mortgagor, in consideration of the above premises and to induce the Lenders to make Loans and other financial accommodations to the Mortgagor, hereby covenants and agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:
ARTICLE I.
Secured Obligations
     1.1 Reserved.
     1.2 Reserved.
     1.3 Future Advances; Limit on Principal Amount of Indebtedness.
     (a) The Mortgaged Property secures the payment in full in cash and performance of all the Secured Obligations. The Mortgagor, the Collateral Agent and each other Secured Party expressly intend that this Mortgage secure, and this Mortgage shall secure, a line of credit and other additional amounts advanced, from time to time, or other sums which may be advanced to the Mortgagor or otherwise become due to the Collateral Agent or any other Term Secured Party under the Credit Agreement or this Mortgage, or any extension, renewal or modification thereof, including without limitation, loans made on demand, term or revolving credit basis.
     (b) The maximum principal amount of Secured Obligations which may be outstanding at any time and secured by this Mortgage, exclusive of interest or premium thereon, unpaid balances of advances made with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums, amounts owing with respect to indemnity and expense reimbursement obligations of the Mortgagor or any other Loan Party under this Mortgage, or any of the other Combined Loan Documents, costs incurred for the protection of the Mortgaged Property and all other costs, fees or expenses which the Collateral Agent, the Administrative Agent or any other Secured Party is authorized to pay on the Mortgagor’s behalf or for which the Mortgagor or any other Loan Party is liable under the Credit Agreement, this Mortgage or the other Combined Loan Documents, all of which shall also be secured by this Mortgage, is $1,500,000,000. As an inducement to the Term Secured Parties to make the extensions of credit under the Loan Documents, the Mortgagor hereby irrevocably, absolutely and unconditionally waives and relinquishes any right to which it may be entitled to reduce the maximum amount of the Secured Obligations that this Mortgage secures.
ARTICLE II.
Particular Covenants and Warranties of the Mortgagor
     2.1 Payment of the Secured Obligations. The Mortgagor will duly and punctually pay and timely perform the Secured Obligations as and to the extent it is required to do so under any Combined Loan Document to which it is a party.
     2.2 Certain Representations and Warranties. The Mortgagor represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, that (a) the Oil and Gas Leases described in Exhibit A hereto are valid, subsisting leases and are in full force and effect in accordance with their respective terms, (b) all producing oil and gas wells located on the lands described in Exhibit A, or lands pooled therewith, that are owned or operated by the Mortgagor have been drilled, operated and produced in material conformity with all applicable laws, rules and regulations of all governmental authorities having jurisdiction, and are subject to no penalties under any such law, rule or regulation on account of past production, and such wells are in fact bottomed under and are producing from, and the well bores are wholly within, the lands described in Exhibit A, or lands pooled therewith, (c) the Mortgagor, to the extent of the interest specified in Exhibit A, has defensible title (subject to Immaterial Title Deficiencies and Permitted Encumbrances) to or a valid leasehold interest in the lands described in Exhibit A and has a good and legal right (subject to Immaterial Title Deficiencies and Permitted Encumbrances) to grant and convey the same to the Trustee, it being understood that the Mortgagor’s interest in each Oil and Gas Lease shall exceed the Mortgagor’s net interest in production from such lease to the extent of the Mortgagor’s proportionate share of the burden of all royalties, overriding royalties and other such payments out of production, (d) the Mortgaged Property is free from all encumbrances or liens whatsoever, except for the Permitted Encumbrances, (e) the Mortgaged Property owned or operated by the Mortgagor is currently being operated, maintained and developed in all material respects in accordance with all applicable currently existing Permits, and all applicable federal, tribal, state and local laws, rules and regulations (except to the extent that the failure to obtain any such Permit or to comply with any such law, rule or regulation would not reasonably be expected to have a Material Adverse Effect), (f) the Mortgagor is not obligated, by virtue of any prepayment under any contract providing for the sale by the Mortgagor of Hydrocarbons which contains a “take or pay” clause or under any similar arrangement, to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor, except to the extent permitted under the Loan Documents and except to the extent such sales of Hydrocarbons would not cause the representation in Section 3.17(b) of the Credit Agreement to no longer be true and correct, and (g) (i) the true legal name of the Mortgagor as registered in the jurisdiction in which the Mortgagor is organized, formed or incorporated is listed on the cover page to this Mortgage or is as set forth in a notice delivered pursuant to Section 2.13, (ii) the Mortgagor’s state of incorporation, formation or organization, its organization identification number as designated by the state of its incorporation, formation or organization, its chief executive office and its principal place of business are as set forth on Schedule I hereto or are as set forth in a notice delivered pursuant to Section 2.13, (iii) the Mortgagor is not now and, within five years prior to the date hereof, has not been known by any trade name, and (iv) the Mortgagor is not now and, within five years prior to the date hereof, has not been known by any legal name different from the one set forth on the cover page of this Mortgage. The Mortgagor will warrant and forever defend the Mortgaged Property unto the Trustee against every Person whomsoever lawfully claiming the same or any part thereof (subject, however, to Immaterial Title Deficiencies and Permitted Encumbrances), and the Mortgagor will maintain and preserve the Liens and security interests hereby created, or purported to be created, until the earlier of such time that (A) all the Term Obligations (other than Contingent Obligations) have been indefeasibly paid in full in cash or (B) such Liens and security interests have otherwise been released by the Collateral Agent (with the consent of the requisite Lenders to the extent required under the Credit Agreement).
     2.3 Further Assurances. (a) The Mortgagor will execute and deliver such other and further instruments and will do such other and further acts as, in the opinion of the Collateral Agent, may be necessary or reasonably requested by the Collateral Agent to carry out the purposes of this Mortgage, including, without limiting the generality of the foregoing, (i) to perfect, preserve and (subject to Immaterial Title Deficiencies and Permitted Encumbrances)

protect any Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Mortgaged Property, (ii) to promptly correct any defect which may hereafter be discovered in the title to the Mortgaged Property (other than Immaterial Title Deficiencies and Permitted Encumbrances) or in the execution and acknowledgment of this Mortgage or any other Loan Document executed in connection herewith, and (iii) to promptly execute and deliver all notices to account debtors of the Mortgagor, including all parties producing, purchasing or receiving proceeds of production of Hydrocarbons from the Mortgaged Property, and all division orders or transfer orders or other agreements or instruments, any of which, in the reasonable opinion of the Collateral Agent, is needed in order to transfer effectually, or to assist in transferring effectually, to the Collateral Agent the assigned proceeds of production from the Mortgaged Property in accordance with Article III.
          (b) Notwithstanding anything to the contrary contained herein but subject to the proviso of this Section 2.3 and subject to requirements set forth in the Security Agreement, the Mortgagor shall not be required to take, at any time when an Event of Default has not occurred and is not continuing, any actions to perfect the Collateral Agent’s Liens in any Mortgaged Property constituting personal property that is not a Fixture (the “Personal Property Collateral”) to the extent such perfection requires more than the authorization, preparation, delivery and the filing of Uniform Commercial Code financing statements (and any necessary amendments, assignments or continuation statements with respect thereto) with the Secretary of State (or other relevant Government Authority) of the jurisdiction of the Mortgagor’s organization, formation or incorporation; provided that the Collateral Agent may independently take any such actions to perfect such Liens in such Personal Property Collateral as it reasonably deems appropriate (without being able to require the Mortgagor to cooperate in such action unless an Event of Default has occurred and is continuing), which actions shall be at the expense of the Mortgagor.
     2.4 Taxes. Subject to the Mortgagor’s right to contest the same, the Mortgagor will promptly pay all Taxes, assessments and governmental charges legally imposed upon this Mortgage or upon the Mortgaged Property, or upon the interest of the Collateral Agent or the other Secured Parties therein, or upon the income and profits of such Mortgaged Property; provided however, that no payment of such Taxes, assessments and charges shall be required to the extent that (i) (a) the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and no material property of the Mortgagor is subject to any pending levy or execution and (b) the Mortgagor, as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto or (ii) the failure to make such payment pending such contest, when considered in addition to the failure of any other Loan Party to pay Taxes, assessments and governmental charges imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits, would not reasonably be expected to have a Material Adverse Effect or result in the seizure or levy of any material property of any Loan Party.
     2.5 Operation of the Mortgaged Property. As long as any of the Term Obligations (other than Contingent Obligations) remains unpaid, and whether or not the Mortgagor is the operator of the Mortgaged Property, the Mortgagor shall, at the Mortgagor’s own reasonable expense:
     (a) Do all commercially reasonable things necessary to keep unimpaired the Mortgagor’s rights in the Mortgaged Property (except for Immaterial Title Deficiencies and Permitted Encumbrances) and not, except in the ordinary course of business or as specified in clauses (i) and (ii) below, abandon any well or forfeit, surrender or release any oil and gas lease or any rights in the Mortgaged Property, or enter into any operating agreement with respect to the Mortgaged Property if a reasonably prudent operator would not undertake such action (except in each case to the extent (i) permitted under Section 2.7, and (ii) any such Mortgaged Property is no longer capable of producing Hydrocarbons in economically reasonable amounts), without the prior written consent of the Collateral Agent;
     (b) Obtain and maintain all Permits required to be obtained for the development or operation of the Mortgaged Property and cause the lands described in Exhibit A to be maintained, developed and operated (including for the operated for the production of Hydrocarbons) in a good and workmanlike manner as would a prudent operator (subject to ordinary wear and tear), and in accordance with generally accepted practices, and in accordance in all material respects with all applicable operating agreements, and all applicable federal, state and local laws, rules and regulations, excepting those being contested in good faith and excepting those for which the failure to obtain would not reasonably be expected to have a Material Adverse Effect;
     (c) Pay or cause to be paid, promptly as and when due and payable, all rentals and royalties (including shut-in royalties) payable in respect of Oil and Gas Leases and other leases and contracts constituting the Mortgaged Property, and all expenses incurred in or arising from the operation or development of the Mortgaged Property, except for those amounts being contested by the Mortgagor in good faith in such manner as not to jeopardize the rights of the Collateral Agent and the other Secured Parties in and to the Mortgaged Property, provided that, in the case of delay rentals, the Mortgagor shall only be required to pay and discharge, or make commercially reasonable efforts to pay and discharge, delay rentals as and to the extent the Mortgagor determines in good faith that payment and discharge thereof is in the Mortgagor’s best interest;
     (d) Cause the Operating Equipment to be kept in good and effective operating condition (normal wear and tear excepted), and all repairs, renewals, replacements, additions and improvements thereof or thereto, to the extent necessary for the production of Hydrocarbons from the lands described in Exhibit A (subject to Section 2.5(b)) to be promptly made (provided that no item of Operating Equipment need be so repaired, renewed, replaced, added to or improved upon if the Mortgagor shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of that portion of Mortgaged Property relating to such Operating Equipment or if the failure to so repair, renew, replace, add to or improve would not in the aggregate reasonably be expected to have a Material Adverse Effect);

     (e) Cause the Mortgaged Property to be kept free and clear of liens, charges and encumbrances of every character, other than Immaterial Title Deficiencies and Permitted Encumbrances;
     (f) Maintain or cause to be maintained insurance as required pursuant to the Credit Agreement;
     (g) Not initiate or acquiesce in any change in any material zoning or other land use now or hereafter in effect that materially adversely affects the Mortgagor’s interest in the Mortgaged Property or any part thereof;
     (h) Notwithstanding anything in this Section 2.5 to the contrary, as to any Mortgaged Property which is a working interest operated by a Person other than the Mortgagor, the Mortgagor agrees to use commercially reasonable efforts to cause the operator of such property to comply in all material respects with the applicable covenants and agreements contained herein; and
     (i) Appear in and defend, with counsel reasonably acceptable to the Collateral Agent, any action or proceeding purporting to adversely affect the Liens created or purported to be created hereunder or the rights or powers of the Collateral Agent or the other Secured Parties hereunder; and pay all reasonable out-of-pocket costs and expenses, including cost of evidence of title and attorneys’ fees incurred by the Collateral Agent or other Secured Parties, in any such action or proceeding in which the Collateral Agent or the other Secured Parties may appear.
     2.6 Recording, Filings, etc. The Mortgagor will promptly, and at the Mortgagor’s expense, record, register, deposit and file (and hereby also authorizes the Collateral Agent and its agents, at the Mortgagor’s expense, to record, register, deposit and file) this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary or as reasonably requested by the Collateral Agent to preserve, protect, perfect and maintain the Lien and security interest hereof as a first prior Lien on the Mortgaged Property (subject, with respect to priority, to the priority of Liens securing the First Lien Obligations as set forth in the Intercreditor Agreement and to Permitted Encumbrances that have priority as a matter of law), and the rights and remedies of the Collateral Agent and the other Secured Parties, and otherwise will do and cause to be done all things or matters necessary or required to be done or observed by reason of any law or regulation of any State or of the United States of America or of any other competent governmental authority, for the purpose of effectively creating, maintaining, perfecting and preserving the Lien and security interest hereof on and in the Mortgaged Property. The Mortgagor hereby authorizes the Collateral Agent and its agents to file Uniform Commercial Code financing statements, continuations and amendments with respect to the Mortgaged Property describing the collateral as “all property” or words of similar import, and to file Uniform Commercial Code financing statements, continuations and amendments and other similar documents with respect to the Mortgaged Property without its signature (to the extent permitted by applicable law).
     2.7 Sale or Mortgage of the Mortgaged Property. Except as permitted by the Credit Agreement, the Mortgagor will not sell, convey, mortgage, pledge, or otherwise dispose of or encumber the Mortgaged Property nor any portion thereof, nor any of the Mortgagor’s right, title or interest therein.
     2.8 Records, Statements and Reports. The Mortgagor will keep proper books of record and account in which complete and correct entries will be made of the Mortgagor’s transactions in accordance with GAAP.
     2.9 No Governmental Approvals. The Mortgagor warrants and represents that no approval or consent of any regulatory or administrative commission or authority, or of any other governmental body, is required to authorize (a) the execution and delivery of this Mortgage, or (b) the observance or performance by the Mortgagor of the covenants herein contained, except for such approvals or consents that have been obtained or will be obtained promptly.
     2.10 Right of Inspection.
     (a) To the full extent the Mortgagor has the right to do so, the Mortgagor will permit the Collateral Agent, or its agents, at the reasonable cost and expense of the Mortgagor, to enter upon the Mortgaged Property and all parts thereof, upon prior written notice to the Mortgagor at such reasonable times during the Mortgagor’s normal business hours (and in a manner so as, to the extent practicable, not to interfere with the normal business operations of the Mortgagor and in accordance with the Mortgagor’s safety policies then in effect for the purpose of examining and inspecting the condition and operation of the Mortgaged Property and to inspect, review and reproduce as reasonably necessary any books, records, accounts, contracts or other documents of the Mortgagor related to the Mortgaged Property, provided that, so long as no Event of Default has occurred and is continuing, the Mortgagor shall not be required to bear the expense of more than one (1) inspection during any calendar year in the aggregate pursuant to this Section and Section 5.06 of the Credit Agreement; provided further that if an Event of Default has occurred and is continuing, the Collateral Agent shall be entitled to conduct more frequent inspections at the Mortgagor’s reasonable expense.
     (b) Without limiting the generality of the foregoing, if either (i) an Event of Default has occurred and is continuing or (ii) the Collateral Agent or the Required Lenders reasonably determine in good faith that (A) the Mortgaged Property is being used in violation of any Environmental Law in any material respect or (B) any Hazardous Materials are being generated, stored, transported or disposed of on, in or under, or Hazardous Discharge has occurred from or on, the Property in violation of any Environmental Law in any material respect, the Collateral Agent and any Lender shall have the right, on five (5) Business Days’ prior notice to the Mortgagor if no Event of Default has occurred and is continuing, to cause such persons and entities as any of them may designate to enter the Mortgaged Property to conduct (at the reasonable cost and expense of the Mortgagor), or to cause the Mortgagor to conduct (at the reasonable cost and expense of the Mortgagor), an environmental site assessment of the affected Mortgaged Property and such other tests as the Collateral Agent, acting reasonably, deems necessary. Such assessment and tests may include, without limitation, underground borings, ground water analyses and borings from the floors, ceilings and walls of any improvements located on the Mortgaged Property. The Collateral Agent or any Lender, as applicable, conducting an environmental site assessment agrees to promptly deliver to the Mortgagor a copy of any final report prepared in connection with such environmental site assessment. This

Section 2.10 shall not be construed to affect or limit the obligations of the Mortgagor pursuant to Section 2.5 hereof.
     (c) Neither the Collateral Agent nor any Lender shall have any duty to visit or observe the Mortgaged Property or to conduct tests, and no site visit, observation or testing by the Collateral Agent or any Lender shall impose any liability on any of them, nor shall the Mortgagor or any other Loan Party be entitled to rely on any visit, observation or testing by any of them in any respect. The Collateral Agent and the Lenders shall, at the request and expense of the Mortgagor, disclose to the Mortgagor or may, upon contemporaneous notice to the Mortgagor, disclose to any Governmental Authority or may, upon prior notice to the Mortgagor, disclose to any other Person, any report or finding made as a result of, or in connection with, any site visit, observation or testing by any of them. The Mortgagor agrees that neither the Collateral Agent nor any of the Lenders makes any warranty or representation to the Mortgagor or any other Loan Party regarding the truth, accuracy or completeness of any such report or findings so disclosed. The Mortgagor also acknowledges that, depending upon the results of any site visit, observation or testing by the Collateral Agent or the Lenders disclosed to the Mortgagor, the Mortgagor may have a legal obligation to notify one or more governmental agencies of such results and that such reporting requirements are site-specific and are to be evaluated by the Mortgagor without advice or assistance from the Collateral Agent or the Lenders.
     2.11 Environmental Laws. The Mortgagor represents and warrants on the date hereof that except for matters disclosed on Schedule 3.14 to the Credit Agreement (a) there are no claims against Mortgagor alleging potential liability under or responsibility for material violation of any Environmental Laws with respect to the Mortgaged Property, (b) there is no Hazardous Discharge or any Hazardous Material on any Mortgaged Property in violation of any applicable Environmental Laws, and (c) there is no other material violation of or by the Mortgagor of any existing applicable Environmental Laws with respect to the Mortgaged Property, except in each case where the existence or occurrence of any of the foregoing would not reasonably be expected to have a Material Adverse Effect.
     2.12 Corporate Mortgagor. The Mortgagor is duly qualified to transact business in each state where the conduct of its business requires it to be qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
     2.13 State of Incorporation, Formation or Organization. The Mortgagor will furnish to the Collateral Agent promptly, and in any event within 30 days of an Authorized Officer of the Mortgagor becoming aware of same, written notice of any change in the Mortgagor’s (a) legal name or jurisdiction of organization, (b) identity or corporate structure or (c) organizational number issued to the Mortgagor by its jurisdiction of organization, or if such jurisdiction requires such information to be set forth on the face of a UCC financing statement, the Mortgagor’s Federal Taxpayer Identification Number. The Mortgagor shall take all actions necessary or reasonably requested by the Collateral Agent to ensure that, notwithstanding any such change, the Liens on the Mortgaged Property granted in favor of the Collateral Agent, for the benefit of the Secured Parties, remain perfected, first priority Liens (subject, with respect to priority, to the priority of Liens securing the First Lien Obligations as set forth in the Intercreditor Agreement and to Permitted Encumbrances that have priority as a matter of law).

ARTICLE III.
Assignment of Production; Fixtures; Indemnification
     3.1 Assignment. As further security for the payment in full in cash and performance of all the Secured Obligations, the Mortgagor hereby transfers, assigns, warrants and conveys to the Collateral Agent, for the benefit of the Secured Parties, effective as of August 8, 2008, all Hydrocarbons which are thereafter produced from and which accrue to the Mortgaged Property (the “Production”), and all proceeds therefrom (the “Production Proceeds”). Following the occurrence and during the continuance of an Event of Default, the Mortgagor authorizes and empowers the Collateral Agent to demand, collect, receive and give receipt for all Production and Production Proceeds. THE MORTGAGOR IRREVOCABLY APPOINTS THE COLLATERAL AGENT AS THE AGENT AND ATTORNEY-IN-FACT OF MORTGAGOR, FOR THE PURPOSE OF EXECUTING ANY TRANSFER ORDERS, PAYMENT ORDERS, DIVISION ORDERS, RECEIPTS, RELEASES OR OTHER INSTRUMENTS (COLLECTIVELY, “RECEIPTS”) THAT THE COLLATERAL AGENT DEEMS REASONABLY NECESSARY IN ORDER FOR THE COLLATERAL AGENT TO DEMAND, COLLECT, RECEIVE AND GIVE RECEIPTS FOR PRODUCTION AND PRODUCTION PROCEEDS FOLLOWING THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. The Mortgagor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest. In addition, the Mortgagor agrees that, following the occurrence and continuance of an Event of Default, the Mortgagor shall promptly execute and deliver to the Collateral Agent such Receipts as the Collateral Agent may reasonably request in connection with the payment and delivery directly to the Collateral Agent of all Production and Production Proceeds and to effectuate the purposes of this paragraph. All parties producing, purchasing or receiving any Production or having Production or Production Proceeds in their possession for which they or others are accountable to the Collateral Agent by virtue of the provisions of this Article III, are authorized and directed to treat and regard the Collateral Agent, following a written notice from the Collateral Agent to such parties notifying them that an Event of Default has occurred and is continuing, as the assignee and transferee of the Mortgagor and entitled in the Mortgagor’s place and stead to receive Production and Proceeds; and said parties and each of them shall be fully protected in so treating and regarding the Collateral Agent and shall be under no obligation to see to the application by the Collateral Agent of any Production or Production Proceeds received by it. Notwithstanding any term or provision in this Section 3.1, the Collateral Agent, for the benefit of the Secured Parties, has agreed not to exercise its right to directly receive delivery of Production and payment of Production Proceeds until an Event of Default has occurred and is continuing, and each party producing, purchasing or receiving Production may continue to make such deliveries or payments to the Mortgagor until such time as such party has received notice from the Collateral Agent that an Event of Default has occurred and is continuing and that such party is directed to make delivery or payment directly to the Collateral Agent.
     3.2 Application of Production Proceeds. All payments received by the Collateral Agent pursuant to Section 3.1 hereof shall be applied in the manner set forth in Section 5.9 hereof.

     3.3 Fixture Filing. This Mortgage covers certain items of property which are or are to become fixtures, and constitutes a financing statement to be filed as a fixture filing, as defined in the Uniform Commercial Code, executed (to the extent required) and delivered by the Mortgagor, as “debtor”, in favor of the Collateral Agent, as “secured party”. This Mortgage is to be recorded in the real property records in each appropriate county where any fixtures included within the term “Mortgaged Property”, as that term is used herein, may now or hereafter be located. The address of the Collateral Agent referenced in Section 6.20 is also the address from which information concerning the security may be obtained by any interested party.
     3.4 No Liability of the Collateral Agent in Collecting. The Collateral Agent is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of the Collateral Agent under this Article III) and from all other responsibility in connection therewith, except for liability for failure to account to the Mortgagor for funds actually received and for the gross negligence or willful misconduct of the Collateral Agent (IT BEING UNDERSTOOD THAT THE COLLATERAL AGENT SHALL NOT BE LIABLE FOR ANY NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL).
     3.5 Assignment Not a Restriction on the Collateral Agent’s Rights. Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Secured Obligations regardless of whether the proceeds assigned by this Article III would be sufficient to pay the same, and the rights under this Article III shall be in addition to all other security now or hereafter existing to secure the payment of the Secured Obligations.
     3.6 Status of Assignment. Notwithstanding the other provisions of this Article III and in addition to the other rights hereunder, the Collateral Agent or any receiver appointed in judicial proceedings for the enforcement of this Mortgage shall have the right to receive all of the Production and Production Proceeds after any of the Secured Obligations have been declared due and payable in accordance with the provisions of Section 5.1 hereof and to apply all of said proceeds as provided in Section 5.9 hereof. Upon any sale of the Mortgaged Property or any part thereof that is permitted by the Credit Agreement, the Hydrocarbons thereafter produced from the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article III.
     3.7 Indemnity. WITHOUT LIMITING THE GENERALITY OF THE PROVISIONS OF SECTION 10.03 OF THE CREDIT AGREEMENT, AND EXCEPT TO THE EXTENT REIMBURSEMENT OF EXPENSES IS LIMITED BY SECTION 10.03(A) OF THE CREDIT AGREEMENT TO REIMBURSEMENT OF EXPENSES OF ONLY CERTAIN PARTIES, THE MORTGAGOR AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT (INCLUDING IN ITS CAPACITY AS THE COLLATERAL AGENT/TRUSTEE, AND ANY SUB-AGENT THEREOF), EACH ARRANGER, EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (THE “INDEMNIFIED PARTIES”) AGAINST ALL CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS’ FEES OR OTHER CHARGES OF WHATSOEVER KIND OR NATURE (ALL HEREINAFTER IN THIS

SECTION 3.7 CALLED “CLAIMS”) MADE AGAINST OR INCURRED BY THEM OR ANY OF THEM AS A CONSEQUENCE OF THE ASSERTION, EITHER BEFORE OR AFTER THE PAYMENT IN FULL IN CASH OF THE TERM OBLIGATIONS, THAT THEY OR ANY OF THEM RECEIVED HYDROCARBONS HEREIN ASSIGNED OR PROCEEDS THEREOF CLAIMED BY THIRD PERSONS, EXCEPT, WITH RESPECT TO ANY INDEMNIFIED PARTY, FOR ANY SUCH CLAIMS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. THE MORTGAGOR WILL INDEMNIFY AND PAY TO EACH INDEMNIFIED PARTY ANY AND ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT THEREOF OR AS MAY BE SUCCESSFULLY ADJUDGED AGAINST SUCH INDEMNIFIED PARTY OR ANY OF THEM, EXCEPT AS OTHERWISE LIMITED BY THE PRECEDING SENTENCE. THE OBLIGATIONS OF THE MORTGAGOR AS HEREINABOVE SET FORTH IN THIS SECTION 3.7 SHALL SURVIVE THE RELEASE, TERMINATION, FORECLOSURE OR ASSIGNMENT OF THIS MORTGAGE OR ANY SALE HEREUNDER. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.
     3.8 Rights Under Statutes. The Mortgagor hereby appoints the Collateral Agent as its attorney-in-fact during the continuance of an Event of Default to pursue any and all lien rights of the Mortgagor to liens and security interests in the Mortgaged Property securing payment of Production and Production Proceeds attributable to the Mortgaged Property, including, but not limited to, those liens and security interests provided by the statutes of Texas. The Mortgagor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest. The Mortgagor further hereby assigns to the Collateral Agent, as security for payment in full in cash and performance of all the Secured Obligations, any and all such liens, security interests, financing statements, or similar interests of the Mortgagor attributable to its interests in the Mortgaged Property and Production and Production Proceeds therefrom arising under or created by said statutory provisions, judicial decisions, or otherwise.
ARTICLE IV.
The Collateral Agent and the Trustee
     The provisions of Article V of the Security Agreement are hereby incorporated by reference, mutatis mutandis, with the same force and effect as if set forth in full herein, and by acceptance of the benefits of, or claiming any rights under, this Mortgage, each Secured Party shall be deemed to have agreed to be bound by the terms thereof. Without limiting the generality of the foregoing, by acceptance of the benefits of, or claiming any rights under, this Mortgage, each Secured Party shall be deemed to have (i) irrevocably appointed Credit Suisse (or any successor or assignee Collateral Agent) to serve as the Collateral Agent and the Trustee under this Mortgage, and authorized the Collateral Agent and the Trustee to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent and the Trustee by the terms of this Mortgage, together with such actions and powers as are reasonably incidental thereto, (ii) irrevocably agreed and consented that (a) the Collateral Agent and the Trustee shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Mortgage against the Mortgagor or the exercise of remedies hereunder and (b) such Secured Party shall not take any action to enforce any provisions of this Mortgage against the Mortgagor or to exercise any remedy hereunder and (iii) irrevocably have agreed and consented to the limitations on duties, obligations, responsibilities and liabilities of the Collateral Agent and the Trustee set forth in such provisions.
ARTICLE V.
Enforcement of the Security
     The Trustee’s enforcement of the security interests granted herein and the remedies available to the Trustee upon the occurrence and during the continuance of an Event of Default shall be subject to the terms of the Intercreditor Agreement as set forth in Section 6.28 hereof.
     5.1 Power of Sale and Foreclosure of Real Property Constituting a Part of the Mortgaged Property. Upon the occurrence and during the continuance of an Event of Default, the Trustee shall have the right and power to sell, to the extent permitted by law, at one or more sales, as an entirety or in parcels, as it may elect, the real property constituting a part of the Mortgaged Property, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers; and the Mortgagor shall warrant title to such real property to such purchaser or purchasers. The Trustee may postpone the sale of all or any portion of such real property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement (and provision of other notices as required by applicable law) made at the time of sale fixed by the preceding postponement. The right of sale hereunder shall not be exhausted by one or any sale, and the Trustee may make other and successive sales until all of the trust estate be legally sold.
     With respect to that portion, if any, of the Mortgaged Property situated in the State of Texas, the Trustee and its successors or substitutes are hereby authorized and empowered to sell such Mortgaged Property at public sale to the highest bidder for cash in the area at (or within a reasonable proximity of) the county courthouse of the county in Texas in which the Texas portion of the Mortgaged Property or any part thereof is situated, as herein described, designated by such county’s commissioners court for such proceedings, or if no area is so designated, at the door of the county courthouse of said county, at a time between the hours of 10:00 A.M. and 4:00 P.M. which is no later than three (3) hours after the time stated in the notice described immediately below as the earliest time at which such sale would occur on the first Tuesday of any month, after advertising the earliest time at which said sale would occur, the place, and terms of said sale, and the portion of the Mortgaged Property to be sold, by (a) posting (or by having some person or persons acting for the Trustee post) for at least twenty-one (21) days preceding the date of the sale, written or printed notice of the proposed sale at the courthouse door of said county in which the sale is to be made; and if such portion of the Mortgaged Property lies in more than one county, one such notice of sale shall be posted at the courthouse door of each county in which such part of the Mortgaged Property is situated and such part of the Mortgaged Property may be sold in the area at (or within a reasonable proximity of) the county courthouse of any one of such counties designated by such county’s commissioners court for such proceedings, or if no area is so designated, at the courthouse door of such county, and the notice so posted shall designate in which county such property shall be sold, and (b) filing in the office of the county clerk of each county in which any part of the Texas portion of the Mortgaged Property which is to be sold at such sale is situated a copy of the notice posted in accordance with the preceding clause (a). In addition to such posting and filing of notice, the Trustee shall, at least twenty-one (21) days preceding the date of sale, serve or cause to be served written notice of the proposed sale by certified mail on the Mortgagor and on each other debtor, if any, obligated to pay the Secured Obligations according to the records of the Collateral Agent or other holder of the Secured Obligations. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper properly addressed to the Mortgagor and such other debtors at their most recent address or addresses as shown by the records of the Collateral Agent or other holder of the Secured Obligations in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be prima facie evidence of the fact of service. The Mortgagor agrees that no notice of any sale of Mortgaged Property situated in the State of Texas, other than as set out in this paragraph, need be given by the Trustee, any of the Secured Parties or any other Person. The Mortgagor hereby designates as its address for the purpose of such notice the address set out on the signature page hereof; and agrees that such address shall be changed only by depositing notice of such change enclosed in a postpaid wrapper in a post office or official depository under the care and custody of the United States Postal Service, certified mail, postage prepaid, return receipt requested, addressed to the Collateral Agent at the address for the Collateral Agent set out herein (or to such other address as the Collateral Agent may have designated by notice given as above provided to the Mortgagor and such other debtors). Any such notice of change of address of the Mortgagor or other debtors or of the Collateral Agent shall be effective three (3) business days after such deposit if such post office or official depository is located in the State of Texas, otherwise to be effective upon receipt. The Mortgagor authorizes and empowers the Trustee to sell the Mortgaged Property in lots or parcels or in its entirety as the Trustee shall deem expedient; and to execute and deliver to the purchaser or purchasers thereof deeds conveying the property, but without any covenant or warranty, express or implied. Where portions of the Mortgaged Property lie in different counties, sales in such counties may be conducted in any order that the Trustee may deem expedient; and one or more such sales may be conducted in the same month, or in successive or different months as the Trustee may deem expedient. The Trustee may postpone the sale provided for in this Section 5.1 by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement (and provision of other notices as required by applicable law) made at the time of sale fixed by the preceding postponement. The provisions hereof with respect to the posting and giving of notices of sale are intended to comply with the provisions of Section 51.002 of the Property Code of the State of Texas, effective January 1, 1984, as amended through and including the date hereof, and in the event the requirements, or any notice, under such Section 51.002 of the Property Code of the State of Texas shall be eliminated or the prescribed manner of giving such notices modified by future amendment to, or adoption of any statute superseding, Section 51.002 of the Property

Code of the State of Texas, the requirement for such particular notices shall be deemed stricken from or modified in this Mortgage in conformity with such amendment or superseding statute, effective as of the effective date thereof.
     5.2 Rights of the Trustee and the Collateral Agent with Respect to Personal Property Constituting a Part of the Mortgaged Property. (a) Upon the occurrence and during the continuance of an Event of Default, the Trustee and the Collateral Agent will each have all rights and remedies granted by applicable law, and particularly by the applicable Uniform Commercial Code, including, but not limited to, the right to take possession of all Collateral constituting a part of the Mortgaged Property, and for this purpose the Trustee and the Collateral Agent, to the extent permitted by law, may enter upon any premises on which any or all of such Collateral is situated and take possession of and operate such Collateral (or any portion thereof) or remove it therefrom (or, to the extent and for those items of the Collateral permitted under applicable law, render such Collateral unusable). The Trustee or the Collateral Agent may require the Mortgagor to assemble such Collateral and make it available to the Trustee or the Collateral Agent, as applicable, at a place to be designated by the Trustee or the Collateral Agent, as applicable, which is reasonably convenient to all parties. Unless such Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Trustee or the Collateral Agent, as applicable, will give the Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such Collateral is to be made. This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to the Mortgagor at the address shown below the signatures at the end of this Mortgage at least ten (10) days before the time of the sale or disposition.
     (a) In the event of a foreclosure sale, whether made by the Trustee or the Collateral Agent under the terms hereof, or under judgment of a court, the Collateral and the Mortgaged Property may, at the option of the Trustee or the Collateral Agent, as applicable, be sold as a whole. It shall not be necessary that the Trustee or the Collateral Agent take possession of the Mortgaged Property or any part thereof prior to the time that any sale pursuant to the provisions of this Section 5.2 is conducted and it shall not be necessary that the Mortgaged Property or any part thereof be present at the location of such sale. With respect to the application of proceeds of disposition of the Collateral under Section 5.9 hereof, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses incurred by the Trustee and the Collateral Agent. Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Obligations or as to the occurrence of any default, or as to any or all of such Secured Obligations having been declared to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Trustee or the Collateral Agent, shall conclusively establish the truth of the facts so stated and recited; and the Trustee and the Collateral Agent may, to the extent permitted by applicable law, appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee or the Collateral Agent, but in the name and on behalf of the Trustee or the Collateral Agent, as applicable.

     5.3 Rights of the Trustee with Respect to Fixtures Constituting a Part of the Mortgaged Property. Upon the occurrence and during the continuance of an Event of Default, the Trustee may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and then proceed to exercise such rights as apply to such type of collateral.
     5.4 Judicial Proceedings. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or the Trustee, in lieu of or in addition to exercising any power of sale herein given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property or for the enforcement of any other appropriate legal or equitable remedy.
     5.5 Possession of the Mortgaged Property. Upon any sale of Mortgaged Property following the occurrence and during the continuation of an Event of Default, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for the Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Mortgaged Property, and the Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Mortgaged Property, then the Mortgagor’s right, title and interest in and to such Mortgaged Property shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered. The Mortgagor hereby irrevocably appoints the Trustee, the Mortgagor’s attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor or otherwise, from time to time upon the occurrence and during the continuation of an Event of Default, in the Trustee’s discretion, to take any action and to execute any instrument, writing or paper which the Trustee may deem necessary or advisable to accomplish the purposes of this Mortgage, including without limitation: to file any claims, forms or applications (including, without limitation, any claims, forms or applications with respect to any applicable railroad commission or other governmental agency) or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any of the Mortgaged Property or otherwise to enforce the rights of the Trustee with respect to any of the Mortgaged Property. The Mortgagor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
     5.6 Certain Aspects of a Sale. Subject to applicable law (including the Uniform Commercial Code of any applicable jurisdiction), the Collateral Agent and any other Secured Party shall have the right to become the purchaser at any sale held by the Trustee or by any court, receiver or public officer, and the Collateral Agent shall have the right to credit upon the amount of the bid made therefor the amount payable out of the net proceeds of such sale to it. To the extent permitted by applicable law, recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the Secured Obligations, after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein or appointment of any successor Trustee hereunder.

     5.7 Receipt to Purchaser. Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money, and such purchaser or purchasers, or its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be responsible for the application of such purchase money, or be in any manner answerable for any loss, misapplication or nonapplication thereof.
     5.8 Effect of Sale. Any sale or sales of the Mortgaged Property, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, made in accordance with applicable laws (including the Uniform Commercial Code of any applicable jurisdiction), shall operate to divest all right, title, interest, claim and demand whatsoever either at law or in equity, of the Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor, and the Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Mortgagor or the Mortgagor’s successors or assigns. Nevertheless, the Mortgagor, if requested by the Trustee to do so, shall join in the execution and delivery of all proper conveyances, assignments and transfers of the properties so sold.
     5.9 Application of Proceeds. The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall be applied as follows (but subject to the provisions of the Intercreditor Agreement):
First: To the payment of all costs and expenses incurred by the Trustee or the Collateral Agent in connection with such collection or sale or otherwise in connection with this Mortgage, any other Loan Document or any of the Secured Obligations, including, without limiting the generality of the foregoing, costs and expenses arising from any entry, taking of possession, sale, advertisement, conveyance or court proceedings, reasonable legal fees, the repayment of all advances made hereunder or under any other Loan Document on behalf of the Mortgagor or any other Person liable for the Secured Obligations and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;
Second: To the payment of all such other Term Obligations as shall be owed to the Administrative Agent (in its capacity as such);
Third: To the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata (as determined by the Collateral Agent) in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

Fourth: Any surplus of cash proceeds held by the Collateral Agent and remaining after application as described above shall be paid over to the Mortgagor or to whomsoever may be lawfully entitled to receive such surplus as directed by a court of competent jurisdiction.
The Collateral Agent shall have absolute discretion as to the time of application of any proceeds received from the sale of any Mortgaged Property in accordance with this Mortgage and the other Loan Documents. Upon any sale of Mortgaged Property by or at the direction of the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Collateral Agent, Trustee or of the officer making the sale of cash proceeds shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent, Trustee or such officer or be answerable in any way for the misapplication thereof.
     5.10 The Mortgagor’s Waiver of Appraisement, Marshalling and Other Rights. The Mortgagor agrees, to the full extent that the Mortgagor may lawfully so agree, that the Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; but the Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, so far as the Mortgagor or those claiming through or under the Mortgagor now or hereafter lawfully may, hereby, to the extent that the Mortgagor may lawfully do so, waives the benefit of all such laws. The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, waives, to the extent that the Mortgagor may lawfully do so, any and all right to have the Mortgaged Property marshalled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Trustee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety. The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, further waives, to the full extent that the Mortgagor may lawfully do so, any requirement for posting a receiver’s bond or replevin bond or other similar type of bond if the Collateral Agent or the Trustee commences an action for appointment of a receiver or an action for replevin to recover possession of any of the Mortgaged Property. If any law in this paragraph referred to and now in force, of which the Mortgagor or the Mortgagor’s successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, then such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this paragraph.
     5.11 Costs and Expenses. The Mortgagor will upon demand therefor pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, which the Collateral Agent incurs in connection with (i) the administration of this Mortgage and any other Security Document to which the Mortgagor is a party, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or (iv) the failure by the Mortgagor to perform or observe any of the provisions hereof. All of the foregoing shall constitute a portion of the Secured Obligations.
     5.12 Operation of the Mortgaged Property by the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default and in addition to all other rights herein conferred on the Collateral Agent, the Collateral Agent (or any person, firm or corporation designated by the Collateral Agent) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude the Mortgagor, and the Mortgagor’s agents or servants, wholly therefrom, and to hold, use, administer, manage and operate the same to the extent that the Mortgagor shall be at the time entitled and in its place and stead. The Collateral Agent, or any person, firm or corporation designated by the Collateral Agent, may operate the same without any liability to the Mortgagor in connection with such operations, except to use ordinary care in the operation of such properties, and the Collateral Agent, or any person, firm or corporation designated by the Collateral Agent, shall have the right to collect, receive and receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells as and to the extent required or desirable to realize upon the Mortgaged Property and to exercise every power, right and privilege of the Mortgagor with respect to the Mortgaged Property. When and if the expenses of such operation and development (including costs of unsuccessful work-over operations or additional wells) have been paid and the Secured Obligations paid in full in cash, said properties shall, if there has been no sale or foreclosure, be returned to the Mortgagor.
     5.13 Other Jurisdictions. In the event the Mortgaged Property, or any part thereof, shall be located in any state other than the State of Texas, the procedures for foreclosure and all other provisions of this Article V relating to remedies upon default and related matters shall be modified to the extent necessary to comply with the laws of the state in which such properties are located. It is the intent of Mortgagor that this Mortgage shall be legal and enforceable in any state in which the Mortgaged Property, or any part thereof, is located and that the provisions hereof shall be modified only to the extent necessary to comply with the laws of such state, and that all other provisions contained herein shall be in no way affected or impaired by the necessity to so modify some or all of the provisions of this Article V.
ARTICLE VI.
Miscellaneous Provisions
     6.1 Successor Trustees. Any Trustee may resign in writing addressed to the Collateral Agent or may be removed at any time with or without cause by an instrument in writing duly executed by the Collateral Agent. In case of the death, resignation or removal of a Trustee, one or more successor Trustees may be appointed by the Collateral Agent by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement without formality other than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the named successor Trustee or Trustees, all of the estate and title of the prior Trustee in all of the Mortgaged Property, and it or they shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. All references herein to the Trustee shall be deemed to refer to the Trustee(s) from time to time acting hereunder. Upon the resignation of the Collateral Agent, the Trustee shall be deemed to have resigned as well, and the successor Collateral Agent shall become the successor Trustee hereunder.
     6.2 Actions or Advances by the Collateral Agent or other Secured Parties. Each and every covenant herein contained shall be performed and kept by the Mortgagor solely at the Mortgagor’s expense. If an Event of Default has occurred and is continuing, the Collateral Agent or any receiver appointed hereunder, may, but shall not be obligated to, take action and/or make advances to perform the same on the Mortgagor’s behalf, and the Mortgagor hereby agrees to repay the reasonable out-of-pocket expense of such action and such advances upon demand. No such advance or action by the Collateral Agent or any receiver appointed hereunder shall be deemed to relieve the Mortgagor from any default hereunder.
     6.3 Defense of Claims. The Mortgagor will notify the Collateral Agent, in writing, promptly of the commencement of any legal proceedings adversely affecting the lien or security interest hereof or the aggregate value of the Mortgaged Property, and will take such action, employing attorneys agreeable to the Collateral Agent, as may be reasonably necessary or appropriate to preserve the Mortgagor’s, the Collateral Agent’s and the other Secured Parties’ rights affected thereby and the Liens granted hereunder and/or to hold harmless the Collateral Agent and the other Secured Parties in respect of such proceedings; and should the Mortgagor fail or refuse to take any such action, the Collateral Agent may, upon giving prior written notice thereof to the Mortgagor, take such action on behalf of and in the name of the Mortgagor and at the Mortgagor’s expense. Moreover, the Collateral Agent, on behalf of the other Secured Parties, may take such independent action in connection therewith as it may, in its reasonable discretion, deem proper, the Mortgagor hereby agreeing that all sums advanced or all expenses incurred in such actions will, on demand, be reimbursed to the Collateral Agent. The obligations of the Mortgagor as hereinabove set forth in this Section 6.3 shall survive the release, termination, foreclosure or assignment of this Mortgage or any sale hereunder.
     6.4 Termination of Liens. If the Term Obligations (other than Contingent Obligations) shall be fully paid in cash, then all Liens of the Mortgaged Property shall terminate and the entire estate, right, title and interest of the Collateral Agent and the other Secured Parties in and to the Mortgaged Property granted hereunder shall thereafter revert to Mortgagor; and the Collateral Agent (for the benefit of the Secured Parties) in such case shall, upon the request of the Mortgagor and at the Mortgagor’s cost and expense, deliver to the Mortgagor all proper instruments and documents reasonably requested by the Mortgagor in recordable form acknowledging the termination of such Liens and satisfaction of this Mortgage.
     6.5 Renewals, Amendments and Other Security. Renewals and extensions of the Secured Obligations may be given at any time, and amendments may be made to agreements relating to any part of such Secured Obligations or the Mortgaged Property, and the Collateral Agent and the Secured Parties may take or may now hold other security for the Secured Obligations, all without notice to or consent of the Mortgagor. The Collateral Agent and the Secured Parties may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this Mortgage, which shall continue as a first priority lien upon and prior perfected security interest (subject, with respect to priority, to the priority of Liens securing the First Lien Obligations as set forth in the Intercreditor Agreement and to Permitted Encumbrances that have priority as a matter of law) in the Mortgaged Property not expressly released until the Term Obligations (other than Contingent Obligations) are fully paid in cash.
     6.6 Instrument as Assignment, etc. This Mortgage shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof.
     6.7 Reserved.
     6.8 Unenforceable or Inapplicable Provisions. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.
     6.9 Rights Cumulative. Each and every right, power and remedy herein given to the Collateral Agent shall be cumulative and not exclusive; and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Collateral Agent and the Secured Parties, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Collateral Agent or the Secured Parties in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.
     6.10 Reserved.
     6.11 Action by Individual Trustee. If more than one Trustee shall serve hereunder, any one Trustee from time to time serving hereunder shall have the absolute right, acting individually, to take any action and to give any consent and to exercise any right, remedy, power, privilege or authority conferred upon the Trustee herein, and any such action taken by a Trustee from time to time serving hereunder shall be binding upon any other Trustee and no person dealing with any Trustee from time to time serving hereunder shall be obligated to confirm the power and authority of such Trustee to act without the concurrence of any other Trustee. In this Mortgage, the term “Trustee” shall mean the Trustee hereinabove named and any successor Trustee(s).
     6.12 Miscellaneous Warranties. The Mortgagor additionally warrants and represents to the Collateral Agent and the other Secured Parties that (a) the execution and delivery by the Mortgagor of this Mortgage, and the performance by the Mortgagor of its obligations hereunder, are within the corporate or other organizational powers of the Mortgagor and have been duly authorized by all necessary corporate or other organizational action on the part of the Mortgagor; (b) this Mortgage has been duly executed and delivered on behalf of the Mortgagor and is the legal, valid and binding obligation of the Mortgagor, enforceable against Mortgagor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and (c) the execution and delivery of this Mortgage by Mortgagor and the performance by Mortgagor of its obligations hereunder do not and will not contravene or conflict with the charter or by-laws of the Mortgagor or violate or constitute a default under any Material Agreement by which the Mortgagor is bound.
     6.13 Environmental Indemnification. EXCEPT TO THE EXTENT REIMBURSEMENT OF EXPENSES IS LIMITED BY SECTION 10.3(a) OF THE CREDIT AGREEMENT TO REIMBURSEMENT OF EXPENSES OF ONLY CERTAIN PARTIES, THE MORTGAGOR AGREES TO INDEMNIFY THE ADMINISTRATIVE AGENT (INCLUDING IN ITS CAPACITY AS THE COLLATERAL AGENT/TRUSTEE, AND ANY SUB-AGENT THEREOF), EACH ARRANGER, EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE OUT-OF-POCKET FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE MORTGAGOR OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE MORTGAGOR OR ANY OF ITS SUBSIDIARIES, OR ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER INITIATED AGAINST OR BY ANY PARTY TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT, ANY AFFILIATE OF ANY OF THE FOREGOING OR ANY THIRD PARTY (AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO); PROVIDED THAT SUCH INDEMNITY AND RELEASE SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH OF THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL).

     6.14 No Partnership. Nothing contained in this Mortgage is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association among the Mortgagor, the Collateral Agent, the other Secured Parties and their respective Affiliates, or in any way make the Collateral Agent or the other Secured Parties coprincipals with the Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.
     6.15 Successors and Assigns. This Mortgage is binding upon the Mortgagor, the Mortgagor’s successors and assigns, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns, and the provisions hereof shall likewise be covenants running with the land; provided that the Mortgagor acknowledges and agrees that foregoing does not give rise to the Mortgagor having a right to assign or transfer its rights or obligations hereunder or any interest herein or in the Mortgaged Property and Mortgagor hereby expressly acknowledges and agrees that Mortgagor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Mortgaged Property (and any such assignment or transfer shall be void) except as expressly contemplated by this Mortgage or the Credit Agreement.
     6.16 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Mortgage and shall not affect the construction of, or be taken into consideration in interpreting, this Mortgage.
     6.17 Counterparts. This Mortgage may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
     6.18 Special Filing as Financing Statement. This Mortgage shall likewise be a Security Agreement and a financing statement and may be filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county in which any portion of the lands described in Exhibit A hereto is situated, and, when filed in such counties, shall be effective as a financing statement covering fixtures located on the lands described in Exhibit A and as-extracted collateral relating to the oil and gas properties described in Exhibit A hereto, including accounts arising from the sale of Hydrocarbons at the wellheads of the wells located on the lands described in Exhibit A hereto. At the option of the Collateral Agent, a carbon, photographic or other reproduction of this Mortgage or of any financing statement covering the Mortgaged Property or any portion thereof shall be sufficient as a financing statement and may be filed as such. By the execution and delivery hereof, Mortgagor hereby authorizes the Collateral Agent to file any financing statements, and any amendments or continuation statements with respect thereto, covering the Mortgaged Property pursuant to the applicable Uniform Commercial Code without the Mortgagor’s signature thereon.
     6.19 Waivers; Amendments. (a) No failure or delay by the Collateral Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Mortgage or consent to any departure by the Mortgagor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
     (b) Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between the Collateral Agent and the Mortgagor, subject to any consent required in accordance with Section 10.02 of the Credit Agreement.
     6.20 Notices. Except as otherwise specifically provided for herein or required by law in connection with a foreclosure of any of the Mortgaged Property, all notices and other communications provided to any party hereto under this Mortgage shall be in writing and given (a) in the case of the Collateral Agent/Trustee, at the address of the Administrative Agent as set forth in the Credit Agreement and (b) in the case of the Mortgagor, at the address for the Mortgagor as set forth in the Credit Agreement, and shall conclusively be deemed and considered to have been given and received in accordance with Section 10.01 of the Credit Agreement.
     6.21 Reliance. Notwithstanding any reference herein to the Combined Loan Agreements, no party shall have any obligation to inquire into the terms or conditions of any such documents and all parties shall be fully authorized to rely upon any statement, certificate, or affidavit of the Collateral Agent or any future holder of any portion of the indebtedness evidenced by the Combined Loan Documents as to the occurrence of any event, such as the occurrence of any “Event of Default” under the Credit Agreement.
     6.22 Reserved.
     6.23 Effective as Mortgage. As to the Mortgaged Property, this Mortgage shall be effective as a mortgage as well as a deed of trust and during the continuation of an Event of Default may be foreclosed as to the Mortgaged Property, or any portion thereof, in any manner permitted by applicable law, and any foreclosure suit may be brought by the Collateral Agent or the Trustee. To the extent, if any, required to cause this Mortgage to be so effective as a mortgage as well as a deed of trust, Mortgagor hereby mortgages the Mortgaged Property to the Collateral Agent, for the benefit of the Secured Parties.
     6.24 No Liability for Trustee and Collateral Agent. NEITHER THE TRUSTEE NOR THE COLLATERAL AGENT SHALL BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY SUCH PERSON IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEE’S OR COLLATERAL AGENT’S NEGLIGENCE), EXCEPT FOR THE TRUSTEE’S OR THE COLLATERAL AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (IT BEING UNDERSTOOD THAT NEITHER THE TRUSTEE NOR THE COLLATERAL AGENT SHALL BE LIABLE FOR ANY NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE) REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR

CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL). The Trustee and the Collateral Agent shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by them in good faith to be genuine. All moneys received by the Trustee and the Collateral Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and neither the Trustee nor the Collateral Agent shall be liable for interest on any moneys received by either of them hereunder.
     6.25 GOVERNING LAW. THIS MORTGAGE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT AS SET FORTH IN THE U.C.C. WITH RESPECT TO THE CREATION, PERFECTION AND PRIORITY OF THE LIENS AND SECURITY INTERESTS GRANTED HEREUNDER); PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MORTGAGED PROPERTY LOCATED OUTSIDE OF THE STATE OF TEXAS, THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED SHALL APPLY WITH RESPECT TO THE PROCEDURAL AND SUBSTANTIVE MATTERS RELATING TO THE CREATION, PERFECTION, FORECLOSURE AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES GRANTED HEREUNDER.
     6.26 NO UNWRITTEN ORAL AGREEMENTS. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     6.27 Limitation on Collateral. To the extent any of the Mortgaged Property in which a Lien, pledge, security interest or other encumbrance is purported to be granted hereby consists of leases from the United States of America (the “Federal Leases”) or any Indian tribal leases (“Tribal Leases”), the grant of any such purported Lien, pledge, security interest or other encumbrance in such Federal Leases or Tribal Leases pursuant to the terms hereof shall be effective to the extent permissible under the Mineral Leasing Act of 1920 Section 30 U.S.C. § 181, et seq., all rules and regulations promulgated thereunder, 43 C.F.R. § 3000, et seq., the Outer Continental Shelf Lands Act, 43 U.S.C. § 1331 et seq., all rules and regulations promulgated thereunder, 30 C.F.R. Part 250, et seq., or other applicable law.
     6.28 Intercreditor Agreement. (a) Notwithstanding anything herein to the contrary, this Mortgage and the security interests and other Liens granted to the Trustee (for the use and benefit of the Collateral Agent, for the benefit of the Secured Parties) hereunder, and the exercise of any right or remedy by the Trustee/Collateral Agent or any other Secured Party hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Mortgage, the provisions of the Intercreditor Agreement shall control. No Secured Party shall have any right individually to enforce or realize upon any Liens granted under this Mortgage, it being understood and agreed that such rights may be exercised solely by the Collateral Agent on behalf of the Secured Parties.
     (b) BY ACCEPTANCE OF THE BENEFITS OF, OR CLAIMING ANY RIGHTS UNDER, THIS MORTGAGE OR ANY OTHER SECURITY DOCUMENT, EACH EXISTING SENIOR NOTES SECURED PARTY WILL BE DEEMED IRREVOCABLY (I) TO HAVE ACKNOWLEDGED AND AGREED TO THE PROVISIONS OF THIS SECTION 6.28, (II) TO HAVE ACCEPTED AND CONSENTED TO THE INTERCREDITOR AGREEMENT AND TO EACH ACKNOWLEDGEMENT, AGREEMENT, CONSENT AND WAIVER MADE THEREIN BY THE COLLATERAL AGENT ON BEHALF OF THE EXISTING SENIOR NOTES SECURED PARTIES AND (III) TO HAVE ACKNOWLEDGED AND AGREED THAT ITS ENTITLEMENT TO THE BENEFITS OF THIS MORTGAGE OR ANY OTHER SECURITY DOCUMENT AND THE SECURITY INTERESTS AND OTHER LIENS CREATED HEREBY OR THEREBY IS EXPRESSLY CONDITIONED UPON ITS OBSERVANCE OF THE TERMS OF THE INTERCREDITOR AGREEMENT.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Mortgagor, has executed or caused to be executed this Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Financing Statement and Fixture Filing effective as of the day, month and year first above written.

MORTGAGOR:

QUICKSILVER RESOURCES INC.

By:	/s/ Wanda Murphy
Name:	Wanda Murphy
Title:	Assistant Treasurer
The name and mailing address of the Mortgagor is:
Quicksilver Resources Inc.
777 West Rosedale Street
Suite 300
Fort Worth, Texas 76104
Attention:      MarLu Hiller
Telephone:      (817) 665-4860
Telecopy:       (817) 665-5016
[Signature Page to Mortgage, Deed of Trust, Assignment of Production and Security
Agreement, Financing Statement and Fixture Filing]

STATE OF TEXAS	)
	)	SS.
COUNTY OF TARRANT	)
     BE IT REMEMBERED that I, Lisa Liberatore, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, effective as of this 7th day of August, 2008, there appeared before me the following person, who is the designated officer of the corporation set opposite her name, and each such corporation being a party to the foregoing instrument:
     Wanda Murphy, the Assistant Treasurer of QUICKSILVER RESOURCES INC., a Delaware corporation, whose address is 777 West Rosedale Street, Suite 300, Fort Worth, Texas 76104.

TEXAS	This instrument was acknowledged before me on this day by each such person as the designated officer of the corporation set opposite his name on behalf of said corporation set opposite his name.
     Witness my hand and official seal.

/s/ Lisa Liberatore
Notary Public, State of Texas

My commission expires: 09.07.2009
[Notary Seal]
[Notary Page to Mortgage, Deed of Trust, Assignment of Production and Security
Agreement, Financing Statement and Fixture Filing]